PRESS RELEASE
Bloom Energy Reports Record Third Quarter 2026 Financial Results and Raises Full Year 2026 Guidance
•Achieved record quarterly revenue of $1,235.8 million, delivering 138.1% year-over-year growth
•Raises full year 2026 revenue guidance to $4.4 billion - $4.6 billion, representing 122% year-over-year growth at the midpoint
•Added to the S&P 500, marking an important milestone for Bloom Energy as a public company

SAN JOSE, Calif., October 22, 2026—Bloom Energy Corporation (NYSE: BE) (“Bloom,” “Bloom Energy,” “We,” or the “Company”) today reported its financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights
All comparisons are to the third quarter of 2025.

•Revenue of $1,235.8 million increased 138.1%. Product revenue of $1,073.6 million increased 179.4%.
•Gross margin of 33.8% increased 453 basis points. Non-GAAP gross margin of 34.5% increased 412 basis points.
•Operating income of $225.4 million increased $217.6 million. Non-GAAP operating income of $285.7 million increased $239.4 million.
•EPS of $0.78 increased $0.88. Non-GAAP EPS of $0.94 increased $0.79.

KR Sridhar, Founder, Chairman and Chief Executive Officer of Bloom Energy, said, “Electricity is the foundation of economic growth, human well-being and national competitiveness. Today, the world is moving from a century-old model of centralized power to a new architecture that includes firm, distributed onsite generation. Bloom is leading that transformation. What began with hyperscalers is rapidly moving across market segments because every business needs reliable power to grow. We are building the electricity platform for the digital era: power where it is needed, when it is needed, clean and always on.”

Simon Edwards, Chief Financial Officer of Bloom Energy, added, “Our third quarter results reflect strong execution across the business, with significant revenue growth and expanded operating margins. We continue to invest with discipline to build the capabilities and capacity needed to scale the business. Our year-to-date performance and customer demand give us confidence to raise our 2026 outlook for the third time this year.”

Summary of Key Financial Metrics

Summary of GAAP Financial Information

($000), except EPS data	Q3'26	Q2'26	Q3'25
Revenue	$1,235,837	$1,065,365	$519,048
Cost of Revenue	818,733	709,793	367,373
Gross Profit	417,104	355,572	151,675
Gross Margin	33.8%	33.4%	29.2%
Operating Expenses	191,655	173,335	143,829
Operating Income	225,449	182,237	7,846
Operating Margin	18.2%	17.1%	1.5%
Non-operating (Income) Expenses	(24,822)	(14,053)	30,939
Net Profit (Loss) to Common Stockholders	$250,271	$196,290	$(23,093)
GAAP EPS, Basic	$0.85	$0.68	$(0.10)
GAAP EPS, Diluted	$0.78	$0.62	$(0.10)

Summary of Non-GAAP Financial Information1

($000), except EPS data	Q3'26	Q2'26	Q3'25
Revenue	$1,235,837	$1,065,365	$519,048
Cost of Revenue	809,621	700,002	361,410
Gross Profit	426,216	365,363	157,637
Gross Margin	34.5%	34.3%	30.4%
Operating Expenses	140,525	125,721	111,389
Operating Income	285,691	239,642	46,249
Operating Margin	23.1%	22.5%	8.9%
Adjusted EBITDA	$299,496	$253,388	$59,049
Non-GAAP EPS, Basic	$1.03	$0.86	$0.15
Non-GAAP EPS, Diluted	$0.94	$0.78	$0.15

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Guidance

Bloom Energy is increasing its financial guidance for full-year 2026 as follows:

•Revenue:	$4.4B - $4.6B
•Non-GAAP Gross Margin:	~34%
•Non-GAAP Operating Income:	$960M - $1,030M
•Non-GAAP EPS:	$3.10 - $3.40

Investor Conference Call/ Webcast Details

Bloom Energy will host a conference call today, October 22, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 833-461-5787 and toll-dial-in-number +1 585 542 9983. The conference ID is 713 024 124. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com. Following the webcast, an archived version will be available on Bloom Energy’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 833 309 1852 or +1 929 828 5978 and entering passcode 713 024 124.

Additional Information and Where to Find It

The Investor Relations section of Bloom Energy’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom Energy encourages investors to visit this website from time to time, as information is updated and new information is posted. The information contained on, or that may be accessed through Bloom Energy’s website is not incorporated by reference into, and is not part of, this press release.

Forward-Looking Statements

This press release contains certain forward-looking statements relating to future events and expectations, including with respect to changes in the architecture to provide electricity to users, movement towards distributed onsite generation, building the electricity platform in an evolving marketplace, source of funding for investments to be made, and projections for our business outlook for the 2026 fiscal year, each of which is based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management based on information currently available to management at the time they are made. These forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going forward basis.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual results, performance, and/or trends. In addition to general industry and global economic conditions, factors that could cause actual results, performance, and/or trends to differ materially from those discussed in the forward-looking statements made in this press release include, but are not limited to: (1) the emerging nature of distributed energy generation and rapidly evolving market trends; (2) the significant upfront costs of Bloom Energy’s Energy Servers and Bloom Energy’s ability to secure financing for its products; (3) Bloom Energy’s ability to drive cost reductions and to successfully mitigate against potential price increases; (4) Bloom Energy’s ability to service its existing debt obligations; (5) Bloom Energy’s ability to be successful in new markets; (6) the risk of manufacturing defects; (7) the accuracy of Bloom Energy’s estimates regarding the useful life of its Energy Servers, (8)

delays in the development and introduction of new products or updates to existing products; (9) supply constraints; (10) the availability of rebates, tax credits and other tax benefits; (11) the impact of the Inflation Reduction Act of 2022 and the One Big Beautiful Bill Act; (12) changes in the regulatory landscape; (13) Bloom Energy’s lengthy sales and installation cycle, construction, utility interconnection and other delays related to the installation of its Energy Servers; (14) evolution of Bloom’s approach to installation to a consult only model particularly for large load sites; (15) business and economic conditions and growth trends in commercial and industrial energy markets; (16) trade policies including tariffs; (17) the overall electricity generation market; (18) our ability to increase production capacity for our products in a timely and cost-effective manner; (19) any actual or perceived slowdown in the adoption of AI resulting in a slower expansion of AI data centers; (20) the availability of financing for data center developments, (21) air permitting delays which affect the ability to finance the use of Energy Servers for customers, (22) Bloom Energy’s ability to protect its intellectual property; (23) the ability of current product and service backlog to ultimately be recognizable as revenue; (24) commodity price volatility; (25) inflationary pressures and/or (26) the risks relating to forward-looking statements and other “Risk Factors” identified from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequently filed reports, including on Form 10-Q, which filings are available from the SEC. Bloom Energy assumes no obligation to, and does not currently intend to, update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined in the SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Some numbers may not foot due to rounding. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As required by Regulation G, we have provided reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release. Bloom Energy urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom Energy’s expectations regarding its 2026 outlook, Bloom Energy is not able to provide a quantitative reconciliation of non-GAAP gross margin, non-GAAP operating income, and non-GAAP EPS measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. The variability of these items could significantly impact our future U.S. GAAP financial results and we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers enterprises to meet soaring energy demands and responsibly take charge of their power needs. The company’s solid oxide fuel cell systems provide ultra-resilient, highly scalable onsite electricity for Fortune 500 customers around the world, including data centers, semiconductor manufacturing, large utilities, and other commercial and industrial sectors as well as mission-critical organizations in local communities, such as hospitals, college campuses and retailers. Headquartered in Silicon Valley, Bloom Energy employs more than 2,000 people worldwide and manufactures its systems in the United States. For more information, visit BloomEnergy.com.

Investor Relations: Michael Tierney Bloom Energy investor@bloomenergy.com	Media: Katja Gagen Bloom Energy press@bloomenergy.com

Condensed Consolidated Balance Sheets*
(in thousands, except share data)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents[1]	$2,486,702	$2,454,108
Restricted cash	852	1,973
Accounts receivable, less allowance for credit losses of $2,998 and $460 as of September 30, 2026 and December 31, 2025, respectively[1]	634,743	371,796
Contract assets	792,833	178,928
Inventories[1]	927,670	643,306
Deferred cost of revenue	95,743	30,651
Customer consideration asset	90,967	—
Prepaid expenses and other current assets[1]	178,244	49,805
Total current assets	5,207,754	3,730,567
Property, plant and equipment, net[1]	539,726	398,507
Investments in unconsolidated affiliates	28,236	10,037
Operating lease right-of-use assets[1]	99,947	108,541
Restricted cash	20,592	25,499
Contract assets	65,813	62,258
Deferred cost of revenue	21,867	4,099
Customer consideration asset	215,533	—
Other long-term assets[1]	372,115	57,203
Total assets	$6,571,583	$4,396,711
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1]	$493,033	$203,129
Accrued warranty	70,267	20,013
Accrued expenses and other current liabilities[1]	479,782	222,254
Deferred revenue and customer deposits	278,985	100,975
Operating lease liabilities[1]	24,022	22,000
Financing obligations	42,783	51,308
Non-recourse debt[1]	2,950	4,153
Total current liabilities	1,391,822	623,832
Deferred revenue and customer deposits	475,395	42,840
Operating lease liabilities[1]	96,509	106,935
Financing obligations	142,212	192,460

	September 30,	December 31,
	2026	2025
Recourse debt	2,473,499	2,613,726
Deferred profit in transactions with unconsolidated affiliates	20,062	13,928
Other long-term liabilities	8,974	10,027
Total liabilities	$4,608,473	$3,603,748
Commitments and contingencies
Stockholders’ equity:
Common stock: 0.0001 par value; 600,000,000 shares authorized, and 295,537,217 shares and 280,045,459 shares issued and outstanding, at September 30, 2026 and December 31, 2025, respectively[2]	30	28
Additional paid-in capital	5,403,998	4,755,965
Accumulated other comprehensive loss	(457)	(369)
Accumulated deficit	(3,470,694)	(3,986,983)
Total stockholders’ equity attributable to common stockholders	1,932,877	768,641
Noncontrolling interest	30,233	24,322
Total stockholders’ equity	$1,963,110	$792,963
Total liabilities and stockholders’ equity	$6,571,583	$4,396,711

1 We have a variable interest entity related to a joint venture in the Republic of Korea, which represents a portion of the consolidated balances recorded within these financial statement line items.
2 On May 27, 2026, the Company filed with the Delaware Secretary of State a Certificate of Second Amendment to its Restated Certificate of Incorporation which (among other things) renamed its Class A common stock as common stock and eliminated outdated references to Class B common stock. Prior to such amendment, the Company had 470,092,742 shares of Class B common stock authorized, but as of December 31, 2025, no such shares were issued or outstanding.

Condensed Consolidated Statements of Operations*
(in thousands, except per share data)

	Three Months Ended September 30, 2026	Three Months Ended June 30, 2026	Three Months Ended September 30, 2025

Revenue:
Product	$1,073,610	$935,413	$384,314
Installation	84,855	50,978	65,773
Service	67,557	69,023	58,607
Electricity	9,815	9,951	10,354
Total revenue	1,235,837	1,065,365	519,048
Cost of revenue:
Product	666,978	593,957	249,794
Installation	88,954	52,829	59,921
Service	55,508	56,148	51,834
Electricity	7,293	6,859	5,824
Total cost of revenue	818,733	709,793	367,373
Gross profit	417,104	355,572	151,675
Operating expenses:
Research and development	64,146	58,873	48,724
Sales and marketing	52,409	43,045	41,995
General and administrative	75,100	71,417	53,110
Total operating expenses	191,655	173,335	143,829
Income from operations	225,449	182,237	7,846
Interest income	22,129	20,881	5,292
Interest expense	(7,525)	(8,906)	(14,390)
Equity in (loss) earnings of unconsolidated affiliates	(2,897)	4,346	(19,599)
Other income (expense), net	12,627	2,307	(1,362)
Gain (loss) on revaluation of embedded derivatives	10	(539)	(411)
Profit (loss) before income taxes	249,793	200,326	(22,624)
Income tax provision	817	1,470	336
Net profit (loss)	248,976	198,856	(22,960)
Less: Net (loss) income attributable to noncontrolling interest	(1,295)	2,566	133
Net income (loss) attributable to common stockholders	$250,271	$196,290	$(23,093)
Net earnings (loss) per share available to common stockholders:
Basic	$0.85	$0.68	$(0.10)
Diluted	$0.78	$0.62	$(0.10)
Weighted average shares used to compute net earnings (loss) per share available to common stockholders:
Basic	294,757	287,288	234,931
Diluted	324,289	323,331	234,931

Condensed Consolidated Statement of Cash Flows*
(in thousands)

	Three Months Ended September 30, 2026	Three Months Ended June 30, 2026	Three Months Ended September 30, 2025
Cash flows from operating activities:
Net income (loss)	$248,976	$198,856	$(22,960)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	13,805	13,746	12,800
Non-cash lease expense	9,862	8,024	8,057
Equity in loss (earnings) of unconsolidated affiliates, net of distributions	2,897	(4,346)	19,599
Stock-based compensation expense	57,209	52,217	37,255
Amortization of debt issuance costs	3,180	3,372	1,814
Net gain on failed sale-and-leaseback transactions	(9,400)	(4,122)	—
Share-based consideration payable to customer’s customer	(520)	5,012	—
Allowance for credit losses	—	3,080	340
Inventory reserve and assets impairment	3,143	—	21,846
Unrealized foreign currency exchange (gain) loss	(1,083)	(353)	2,703
Other[12]	792	869	407
Changes in operating assets and liabilities:
Accounts receivable	(175,235)	(101,372)	54,223
Contract assets	(430,348)	(122,964)	(129,086)
Inventories	(170,401)	(26,473)	(36,562)
Deferred cost of revenue	(42,651)	(47,168)	4,310
Prepaid expenses and other current assets	3,894	(78,178)	(4,673)
Other long-term assets	(178,028)	(70,647)	902
Operating lease right-of-use assets and operating lease liabilities	(8,628)	(8,545)	(8,481)
Financing lease liabilities	214	166	206
Accounts payable	184,664	63,460	23,385
Accrued warranty	(7,530)	39,432	2,689
Accrued expenses and other current liabilities	158,758	90,758	50,309
Deferred revenue and customer deposits	309,333	211,693	(19,293)
Deferred profit with equity method investees and other long-term liabilities	(50)	(85)	(121)
Net cash (used in) provided by operating activities	(27,147)	226,432	19,669
Cash flows from investing activities:
Purchase of property, plant and equipment	(153,487)	(51,641)	(12,301)
Proceeds from sale of property, plant and equipment	60	36	—
Investments in unconsolidated affiliates	(3,781)	(2,948)	(24,570)
Net cash used in investing activities	(157,208)	(54,553)	(36,871)
Cash flows from financing activities:
Repayment of debt	—	(1,347)	—
Repayment of financing obligations	(5,379)	(3,844)	(2,939)
Proceeds from issuance of common stock	10,782	7,324	42,354
Dividend paid	—	(925)	—
Other	(37)	18	—
Net cash provided by financing activities	5,366	1,226	39,415

	Three Months Ended September 30, 2026	Three Months Ended June 30, 2026	Three Months Ended September 30, 2025
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,373)	(2,881)	(1,245)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(180,362)	170,224	20,968
Cash, cash equivalents, and restricted cash:
Beginning of period	2,688,508	2,518,284	606,047
End of period	$2,508,146	$2,688,508	$627,015

*
* These preliminary results are not a comprehensive statement of the Company’s financial results and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except percentages)

	Q3'26	Q2'26	Q3'25
GAAP revenue	$1,235,837	$1,065,365	$519,048
GAAP cost of revenue	818,733	709,793	367,373
GAAP gross profit	417,104	355,572	151,675
Non-GAAP adjustments:
Stock-based compensation expense	9,048	9,675	5,719
Restructuring	—	—	31
Other	64	116	213
Non-GAAP gross profit	$426,216	$365,363	$157,637
GAAP gross margin %	33.8%	33.4%	29.2%
Non-GAAP adjustments	0.7%	0.9%	1.1%
Non-GAAP gross margin %	34.5%	34.3%	30.4%

	Q3'26	Q2'26	Q3'25
GAAP operating income	$225,449	$182,237	$7,846
Non-GAAP adjustments:
Stock-based compensation expense	60,109	56,402	38,153
Restructuring	34	848	—
Other	101	153	250
Non-GAAP operating income	$285,691	$239,642	$46,249
GAAP operating margin %	18.2%	17.1%	1.5%
Non-GAAP adjustments	4.9%	5.4%	7.4%
Non-GAAP operating margin %	23.1%	22.5%	8.9%

Reconciliation of GAAP Net Income (Loss) to non-GAAP Net Profit and Computation of non-GAAP Net Earnings per Share (EPS)
(unaudited)
(in thousands, except share data)

	Q3'26	Q2'26	Q3'25
Net Income (loss) to Common Stockholders	$250,271	$196,290	$(23,093)
Non-GAAP adjustments:
Add back: Net (loss) income attributable to noncontrolling interest	(1,295)	2,566	133
Stock-based compensation expense	60,109	56,402	38,153
Equity in loss (earnings) of unconsolidated affiliates	2,897	(4,346)	19,599
Effect of Assets Buyout and Repowering	(9,279)	(4,243)	—
Restructuring	34	848	—
(Gain) loss on derivative liabilities	(10)	539	411
Other	101	153	250
Adjusted Net Profit	$302,828	$248,209	$35,453

Adjusted net earnings per share (EPS), Basic	$1.03	$0.86	$0.15
Adjusted net earnings per share (EPS), Diluted	$0.94	$0.78	$0.15
Weighted average shares outstanding attributable to common stockholders, Basic	294,757	287,288	234,931
Weighted-average shares outstanding attributable to common stockholders, Diluted	324,289	323,331	312,479

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(unaudited)
(in thousands)

	Q3'26	Q2'26	Q3'25
Net Income (loss) to Common Stockholders	$250,271	$196,290	$(23,093)
Add back: Net (loss) income attributable to noncontrolling interest	(1,295)	2,566	133
Stock-based compensation expense	60,109	56,402	38,153
Equity in loss (earnings) of unconsolidated affiliates	2,897	(4,346)	19,599
Effect of Assets Buyout and Repowering	(9,279)	(4,243)	—
Restructuring	34	848	—
(Gain) loss on derivative liabilities	(10)	539	411
Other	101	153	250
Adjusted Net Profit	302,828	248,209	35,453

Depreciation & amortization	13,805	13,746	12,800
Income tax provision	817	1,470	336
Interest expense, Other (income) expense, net	(17,952)	(10,039)	10,460
Adjusted EBITDA	$299,496	$253,388	$59,049

Reconciliation of GAAP to non-GAAP Gross Profit (Loss) and Margin
(unaudited)
(in thousands, except percentages)

				Q3'26
	Revenue	GAAP gross profit (loss)	Stock-based compensation expense	Other Non-GAAP adj.	Non-GAAP gross profit (loss)	GAAP Gross Margin	Non-GAAP gross margin %
Product	$1,073,610	$406,632	$5,579	$2	$412,213	37.9%	38.4%
Install	84,855	(4,099)	1,095	—	(3,004)	(4.8)%	(3.5)%
Service	67,557	12,049	2,374	63	14,486	17.8%	21.4%
Electricity	9,815	2,522	—	—	2,522	25.7%	25.7%
Total	$1,235,837	$417,104	$9,048	$64	$426,216	33.8%	34.5%

				Q2'26
	Revenue	GAAP gross profit (loss)	Stock-based compensation expense	Other Non-GAAP adj.	Non-GAAP gross profit (loss)	GAAP Gross Margin	Non-GAAP gross margin %
Product	$935,413	$341,456	$6,388	$—	$347,844	36.5%	37.2%
Install	50,978	(1,851)	1,118	1	(732)	(3.6)%	(1.4)%
Service	69,023	12,875	2,169	116	15,160	18.7%	22.0%
Electricity	9,951	3,092	—	(1)	3,091	31.1%	31.1%
Total	$1,065,365	$355,572	$9,675	$116	$365,363	33.4%	34.3%

				Q3'25
	Revenue	GAAP gross profit	Stock-based compensation expense	Other Non-GAAP adj.	Non-GAAP gross profit	GAAP Gross Margin	Non-GAAP gross margin %
Product	$384,314	$134,520	$3,490	$30	$138,040	35.0%	35.9%
Install	65,773	5,852	752	1	6,605	8.9%	10.0%
Service	58,607	6,773	1,477	213	8,463	11.6%	14.4%
Electricity	10,354	4,530	—	—	4,530	43.8%	43.8%
Total	$519,048	$151,675	$5,719	$244	$157,637	29.2%	30.4%

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (non-GAAP net earnings), non-GAAP basic and diluted earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit is gross profit.
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP service gross margin is service gross margin.
•The GAAP measure most directly comparable to non-GAAP operating income (non-GAAP earnings from operations) is operating income (earnings from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net profit (non-GAAP net earnings) is net income (loss) to common stockholders (net earnings (loss)).
•The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted earnings per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss).

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit and non-GAAP gross margin, including non-GAAP service gross margin, are defined to exclude charges relating to stock-based compensation expense, restructuring charges, and other charges. Non-GAAP net profit (non-GAAP net earnings) and non-GAAP diluted earnings per share consist of net income (loss) to common stockholders or diluted net income (loss) per share excluding charges relating to net (loss) income attributable to noncontrolling interest, charges relating to stock-based compensation expense, equity in loss (earnings) of unconsolidated affiliates, effects of Assets Buyout and Repowering, restructuring charges, (gain) loss on derivative liabilities, loss on extinguishment of debt, and other charges. Adjusted EBITDA is defined as net income (loss) before interest income (expense), income tax provision, depreciation and amortization expense, net (loss) income attributable to noncontrolling interest, equity in loss (earnings) of unconsolidated affiliates, charges relating to stock-based compensation expense, restructuring charges, and other charges. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Net (loss) income attributable to noncontrolling interest represents allocation to the noncontrolling interests under the hypothetical liquidation at book value (“HLBV”) method and is associated with the joint venture in the Republic of Korea and the ventures between Brookfield Asset Management and the Company.
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Equity-method investment adjustment—include (i) elimination of intra‑entity profit on sales to joint ventures formed with Brookfield Asset Management—deferred and recognized over the assets’ depreciable lives—and (ii) the Company’s equity pickup of those joint ventures’ net results under HLBV method. Equity-method investment adjustments are excluded from non-GAAP financial measures because these generally are non-cash, represent non-operating activity during the period of adjustment, relate to activity in entities outside of the operational control of the Company, and excluding such expense/gain provides meaningful supplemental information regarding core operations.
•(Gain) loss on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•Restructuring charges are represented by severance expense and other costs.
•Effects of Assets Buyout and Repowering represents net gain on failed sale-and-leaseback transactions due to termination of multiple Managed Services sites, consisting of loss on impairment of related fixed assets offset against gain on extinguishment of debt as a result of derecognition of respective financing obligations adjusted by cash paid for assets buyback.
•Other represents site termination costs, amortization of acquired intangible assets, and sales property tax.
•Adjusted EBITDA is defined as Adjusted Net Profit before depreciation and amortization expense, income tax provision, interest income (expense), other (income) expense, net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Net Income (Loss) to non-GAAP Net Profit and Computation of non-GAAP Net Earnings per Share (EPS),” “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA,” and “Reconciliation of GAAP to non-GAAP Gross Profit (Loss) and Margin” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (non-GAAP net earnings), and non-GAAP diluted earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Income attributable to noncontrolling interest and (gain) loss on derivatives liabilities, though not directly affecting Bloom Energy’s cash position, represent the (gain) loss in value of certain assets and liabilities. The expense associated with this (gain) loss in value is excluded from non-GAAP net earnings, and non-GAAP diluted earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP service gross margin, non-GAAP net profit (non-GAAP net earnings), non-GAAP diluted earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP service gross margin, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (non-GAAP net earnings), non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.